Exhibit 99.1

Kitara Media LLC and Subsidiaries
Consolidated Financial Statements
For the years ended December 31, 2011 and 2012
and the six month periods ended June 30, 2012 and 2013

Kitara Media, LLC and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member of
Kitara Media, LLC

We have audited the accompanying consolidated balance sheets of Kitara Media, LLC and Subsidiaries (collectively, the “Company”) as of December 31, 2011 and 2012 and the related consolidated statements of operations, changes in member’s  equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kitara Media, LLC and Subsidiaries, as of December 31, 2011 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
Melville, NY

September 16, 2013

Kitara Media, LLC and Subsidiaries
Consolidated Balance Sheets
($ in thousands)

	December 31, 2011	December 31, 2012	June 30, 2013
			(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$-	$-	$37
Accounts receivable, net	5,266	7,595	4,647
Prepaid expenses	227	115	146
Other receivables	54	5	4
TOTAL CURRENT ASSETS	5,547	7,715	4,834

Property and equipment, net	547	129	337

Restricted cash	124	124	124

Intangible assets	772	386	193

TOTAL ASSETS	$6,990	$8,354	$5,488

CURRENT LIABILITIES
Cash overdraft	$355	$670	$-
Accounts payable and accrued liabilities (related party accounts payable includes, $0, $343, $44 as of December 31, 2011, December 31, 2012, and June 30, 2013, respectively)	2,183	2,992	1,381
TOTAL CURRENT LIABILITIES	2,538	3,662	1,381

Deferred rent	29	20	14

TOTAL LIABILITIES	2,567	3,682	1,395

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY	4,423	4,672	4,093

TOTAL LIABILITIES AND MEMBER'S EQUITY	$6,990	$8,354	$5,488

See accompanying notes to consolidated financial statements

Kitara Media, LLC and Subsidiaries
Consolidated Statements of Operations
($ in thousands)

	Year Ended	Year Ended	Six-months ended	Six-months ended
	December 31, 2011	December 31, 2012	June 30, 2012	June 30, 2013
			(Unaudited)	(Unaudited)
Revenue (includes related party revenue of $997 and $2 for the years ended December 31, 2011 and 2012 and $1 and $0 for the six month periods ended June 30, 2012 and 2013 (unaudited), respectively)	$34,024	$23,557	$9,713	$10,428
Cost of Revenue	24,346	18,598	8,007	7,382
Gross Profit	9,678	4,959	1,706	3,046

Operating Expenses
Compensation	4,283	5,101	2,651	2,261
Impairment of property and equipment	0	649	0	0
Other Operating Expenses (includes related party expense of $686 and $399 for the years ended December 31, 2011 and 2012 and $232 and $154 for the six month periods ended June 30, 2012 and 2013 (unaudited), respectively)	2,264	2,034	1,025	665
Total Operating Expense	6,547	7,784	3,676	2,926

Operating Income(Loss)	3,131	(2,825)	(1,970)	120

Other Expense, net	(1)	(5)	(6)	0

Net Income(Loss)	$3,130	$(2,830)	$(1,976)	$120

See accompanying notes to consolidated financial statements

Kitara Media, LLC and Subsidiaries
Statements of Changes in Member’s Equity
For the Years Ended December 31, 2011 and 2012
($ in thousands)

Total Member's Equity
Balance - January 1, 2011	$4,052

Capital Distribution	(2,759)

Net Income	3,130

Balance - December 31, 2011	4,423

Capital Contribution	3,079

Net Loss	(2,830)

Balance - December 31, 2012	$4,672

See accompanying notes to consolidated financial statements

Kitara Media, LLC and Subsidiaries
Statements of Cash Flows
($ in thousands)

	Year Ended	Year Ended	Six-months ended	Six-months ended
	December 31, 2011	December 31, 2012	June 30, 2012	June 30, 2013
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,130	$(2,830)	$(1,976)	$120
Adjustments to reconcile net income/(loss) to net cash provided by/(used in)
operating activiites
Depreciation and amortization	498	748	330	230
Asset Impairment	-	649	-	-
Deferred rent amortization	(4)	(9)	(3)	(6)
Provisions for bad debt	138	8	(74)	(37)
Changes in Assets and Liabilities
Accounts receivable, net	(286)	(2,337)	957	2,987
Prepaid expenses	94	111	117	(31)
Other receivables	(65)	50	55	0
Accounts payable and accrued liabilities	(861)	810	39	(1,612)
Net cash provided by/(used in) operating activities	2,644	(2,800)	(555)	1,651

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(504)	(593)	(331)	(245)
Net cash provided by/(used in) investing activities	(504)	(593)	(331)	(245)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital (distributions) contributions from members	(2,759)	3,079	1,002	(699)
Changes in cash overdraft from financial institution, net	(56)	314	(116)	(670)
Net cash (used in)/provided by financing activities	(2,815)	3,393	886	(1,369)

Net (decrease)/increase in cash	(675)	(0)	(0)	37

Cash at beginning of period	675	-	-	-

Cash at end of period	$-	$-	$-	$37

See accompanying notes to consolidated financial statements

Kitara Media, LLC and Subsidiaries
Notes to the Consolidated Financial Statements
For the years ended December 31, 2011 and 2012
and the six month periods ended June 30, 2012 and 2013
($ in thousands, except for share amounts)

Information related to the six month periods ended June 30, 2012 and 2013 is unaudited

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Bristol Interactive was formed as a limited liability company in May 2007 and registered to do business in the territory of the US Virgin Islands. Bristol Interactive, LLC was a subsidiary of Intrepid Investments, LLC, a US Virgin Island limited liability company. Kitara Media was registered as a trade name of Bristol Interactive, LLC. On June 18, 2010, Kitara Media, LLC was formed as a limited liability company organized under the laws of the state of Delaware, and on August 31, 2010, Bristol Interactive LLC merged with and into Kitara Media, LLC. The name of the surviving limited liability company was Kitara Media, LLC. On August 31, 2010, Selling Source, LLC (“Selling Source”) acquired all of the outstanding assets or equity interests of certain entities owned by Intrepid Investments, LLC and World Avenue Holdings, LLC and their respective subsidiaries, which included Kitara Media, LLC.

The Company is a digital media company bringing together video, display and mobile strategies to offer advertisers and publishers a solution for digital advertising.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation & Consolidation

The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

Accounting principles generally accepted in the United States of America require management of the Company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates and assumptions. The significant estimates embodied in the financial statements pertain to the allowance for doubtful accounts and the realizability of the intangible assets.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Restricted Cash

Restricted cash at December 31, 2011 and 2012 and June 30, 2013, represents a security deposit to be maintained in the form of an unconditional, irrevocable letter of credit issued to the benefit of the landlord for the office space the Company has leased.  The letter of credit is subjected to renewal annually until the lease expires (see Note 5).

Accounts Receivable

Accounts receivable are stated at gross invoice amount less an allowance for doubtful accounts and sales credits.

The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the Company’s customers may have an inability to meet financial obligations, such as customer payment history, credit worthiness, and receivable amounts outstanding for an extended period beyond contractual terms.  The Company uses assumptions and judgment, based on the best available facts and circumstances, to record an allowance to reduce the receivable to the amount expected to be collected.  These allowances are re-evaluated and adjusted as additional information is received.

The allowance for doubtful accounts as of December 31, 2011 and 2012 and June 30, 2013 was $479, $243, and $20, respectively.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization.  Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets, generally, three years for computer equipment and purchased software, three to five years for furniture and equipment, the shorter of the useful life and the term of the lease for leasehold improvements.

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. Long-lived assets and certain identifiable intangible assets with definite lives are reviewed for impairment in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant, and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows (undiscounted and without interest) expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

The Company follows the guidance of ASC Topic 350-40, “Internal-Use Software” and ASC Topic 985-20, “Costs of Software to be Sold, Leased or Marketed” in regards to the capitalization of software development costs.  The Company’s unamortized capitalized costs related to software to be sold, leased or marketed were $417 and $- as of December 31, 2011 and 2012, respectively and $- as of June 30, 2013. The company’s amortization of the capitalized software development costs was $- and $279 for the years ended December 31, 2011 and 2012, respectively and $84 and $- for the six months ended June 30, 2012 and 2013, respectively. The Company’s impairment of capitalized software was $- and $649 for the years ended December 31, 2011 and 2012, respectively, and $- for the six months ended June 30, 2012 and 2013.

In accordance with ASC 985-20 “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed,” software development costs are expensed as incurred until technological feasibility (generally in the form of a working model) has been established. Research and development costs which consist primarily of salaries and fees paid to third parties for the development of software and applications are expensed as incurred. The Company capitalizes only those costs directly attributable to the development of the software. Capitalization of these costs begins upon the establishment of technological feasibility. Activities undertaken after the products are available for release to customers to correct errors or keep the product up to date are expensed as incurred. Capitalized software development costs will be amortized over the estimated economic life of the software once the product is available for general release to customers. Capitalized software development costs will be amortized over the greater of the ratio of current revenue to total projected revenue for a product or the straight-line method. The Company will periodically perform reviews of the recoverability of such capitalized software costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off.  During the fourth quarter of the year ended December 31, 2012 the Company recognized an impairment loss of $649, relating to non-recoverable capitalized software development costs.  No impairment losses were recognized for the year ended December 31, 2011 and the six month period ended June 30, 2012 and 2013. At December 31, 2012, the impairment charge was based on the fact that the Company will not be able to recover the value of its capitalized costs based on expected future cash flows related to its software.  The impairment charge which reduced the capitalized costs related to a specific software project to $0 were based on non-recurring Level 3 fair value measurement and which are based on unobservable inputs (which reflect the Company’s internal markets assumptions) that are supported by little or no market activity and that are significant to the fair value of the asset.

Advertising

The Company expenses advertising costs as incurred. There were no advertising expenses for the years ended December 31, 2011 and 2012 and the six months ended June 30, 2012 and 2013.

Intangible Assets

The Company recorded intangible assets for its customer relationships and publisher relationships as a result of its acquisition by Selling Source on August 31, 2010.

For intangible assets with definite useful lives, the Company amortizes the cost over the estimated useful lives and assesses any impairment by estimating the future cash flow from the associated asset in accordance with ASC Topic 350.  See Note 6 for a summary of intangible assets.  The Company reviews annually the useful life of its intangible assets.  There were no impairment losses recorded in 2011 or 2012 or the six months ended June 30, 2012 and 2013.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition.” Accordingly, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured and the amounts are fixed and determinable.

The Company’s revenues are recognized in the period that the actions occur or when services are provided and the criteria of ASC Topic 605 are met.  Additionally, consistent with the provisions of ASC Topic 605-45, “Principle Agent Considerations,” (“ASC Topic 605-45”), the Company’s revenues are recorded on a gross basis and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenues.

Prepayments and amounts on deposit from customers are recorded as an advertiser deposit liability and are included in either accounts payable and accrued liabilities or accounts receivable, net, in the accompanying consolidated balance sheets.

Cost of Revenues

Cost of revenues consists of payments to publishers that are directly related to a revenue-generating event, potential sales leads and for advertisements displayed on their sites.  The Company becomes obligated to make payments to publishers in the period the actions or lead-based information are delivered or occur.  The Company also purchases key words on search engines in order to direct consumers to its websites.

Other Operating Expenses

Other operating expenses include sales and marketing expenses, technology expenses, bad debt expenses, insurance, administrative expenses and other general overhead costs.  Sales and marketing expenses consist primarily of travel, trade show and marketing material costs and are charged to operations during the year in which they are incurred.   Technology expenses include costs associated with the maintenance of the Company’s technology platforms, as well as costs for contracted services and supplies.

Concentration of Credit Risk and Significant Customers

The Company's largest customers accounted for approximately 59% (two customers) and 37% (three customers) of the Company's revenues for the years ended December 31, 2011 and 2012, respectively, and approximately 25% and 15% of accounts receivable as of December 31, 2011 and 2012, respectively, and 76% (five customers) and 47% (three customers) of the Company's revenue for the six months ended June 30, 2012 and June 30, 2013, respectively, and approximately 58% and 61% of accounts receivable as of June 30, 2012 and June 30, 2013.  The company had other significant customers account for an additional 27% (two customers) and 32% (two customers) of accounts receivable as of December 31, 2011 and 2012, respectively. The Company's largest vendors accounted for approximately 40% (one vendor) and 38% (two vendors) of the Company's cost of revenues for the years ended December 31, 2011 and 2012, respectively and approximately 0% and 10% of the related accounts payable as of December 31, 2011 and 2012, respectively, and 34% (one vendor) and 46% (three vendors) of the Company's cost of revenues for the six months ended June 30, 2012 and June 30, 2013, respectively, and approximately 1% and 34% of the related accounts payable as of June 30, 2012 and June 30, 2013, respectively. In addition, the company had one significant vendor account for 16% and 23% of accounts payable as of December 31, 2011 and 2012, respectively, and approximately 18% of accounts payable as of June 30, 2012.

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable.  Cash is deposited with a limited number of financial institutions.  The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  Accounts are insured by the FDIC up to $250,000. In August 2011, the FDIC announced a temporary unlimited coverage for noninterest-bearing transaction accounts from December 31, 2010 through December 31, 2012.  As of December 31, 2011, and 2012 and June 30, 2013, the Company’s uninsured cash balances totaled $0.

Credit is extended to customers based on an evaluation of their financial condition and other factors.  The Company generally does not require collateral or other security to support accounts receivable.  The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

Fair Value of Financial Instruments

ASC Topic 825 “Financial Instruments” requires that fair value be disclosed for the Company’s financial instruments.  The Company’s financial instruments, including cash, accounts receivable, other receivables, accounts payable and accrued liabilities are carried at historical cost basis.  At December 31, 2011 and 2012 and June 30, 2013, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Income Taxes

The Company is treated as a partnership for income tax purposes and accordingly, is not subject to income taxes in any jurisdiction.  Each member is responsible for the tax liability, if any, related to its proportionate share of the Company's taxable income.  Accordingly, no provision for income taxes is reflected in the accompanying consolidated financial statements. The sole member has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the consolidated financial statements.  If the Company was to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.  The sole member's conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, Federal, State and Local authorities may examine the Company's tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2012.  The tax years subject to examination are 2009 through 2012.

Deferred Rent

The Company recognizes fixed minimum rent expense on non-cancelable leases on a straight-line basis over the term of the lease.  The difference between recognized rental expense and amounts payable under the leases is recorded as a deferred lease liability.  As of December 31, 2011 and 2012, the deferred lease liability was $29 and $20, respectively, and $14 as of June 30, 2013 and is included within other long-term liabilities on the accompanying consolidated balance sheets.

Subsequent Events

The Company has evaluated events that occurred through September 16, 2013, which is the date these financial statements were issued. Management has concluded that no additional subsequent events required disclosure in these financial statements other than those identified in Note 9.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following (in thousands):

	As of December 31, 2011	As of December 31, 2012	As of June 30, 2013
			(Unaudited)
Leasehold improvements	$25	$25	$25
Furniture & Fixtures	13	13	13
Computer Equipment	45	46	46
Software	584	189	372
Other equipment	25	25	25
Construction in progress	0	58	120
Less: Accumulated Depreciation	(145)	(227)	(264)
	$547	$129	$337

Depreciation expense for the years ended December 31, 2011 and 2012 was $112 and $362, respectively and for the six months ended June 30, 2012 and 2013 was $137 and $37, respectively.

Construction in progress represents various software products that is capitalized for internal use that has not yet been placed in service.

NOTE 4 – RELATED PARTY TRANSACTIONS

Following the acquisition of the Company by Selling Source, the Company performed various transactions with the other 100% owned subsidiaries of Selling Source.  During the years ended December 31, 2011 and 2012 and the six month periods ended June 30, 2012 and 2013 the Company recorded revenue related to these subsidiaries of $997, $2 and $1 and $0, respectively.

During the years ended December 31, 2011 and 2012 and the six month periods ended June 30, 2012 and 2013 the Company recorded management fees for services performed by Selling Source on behalf of the Company of $686, $399 and $232 and $154, respectively.

During the years ended December 31, 2011 and 2012 and the six month periods ended June 30, 2012 and 2013 the Company recorded (distributions) to/contributions from Selling Source of ($2,759), $3,079 and $1,002 and ($699), respectively.  The accounts payable balance due to related parties as of December 31, 2011 and 2012 and June 30, 2013 was $0, $343 and $44, respectively.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is obligated under a non-cancelable operating leases for its office facilities that expires September 2014.  The terms of the leases do not impose significant restrictions or unusual obligations.  Rent expense for operating leases, which includes maintenance, insurance costs and property taxes, was $212 and $212 for the years ended December 31, 2011 and 2012, respectively and $106 and $106 for the six months ended June 30, 2012 and 2013, respectively.  As of December 31, 2012, the future minimum lease payments for the operating lease are $223 for 2013 and $167 for 2014.

The Company has irrevocable standby letters of credit from Wells Fargo Bank in the aggregate amount of $111.  The letter of credit is collateralized by a certificate of deposit and is used as a security deposit as required by the lease for our office space.

Legal Matters

From time to time, the Company is subject to various claims and contingencies in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the recorded liability includes probable and estimable legal costs associated with the claim or potential claim. Currently management is not aware of any such matters.

Indemnifications

In the normal course of business to facilitate transactions of its services and products, the Company may agree to indemnify another party or employees with respect to certain business matters.  This may include an agreement to hold certain parties harmless against losses arising from a breach of representations or other claims made against certain parties.  These agreements may also limit the time within which an indemnification claim can be made and the amount of the claim.

It is not possible to determine the maximum potential amount under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement.  However, historically, payments made by the Company under these agreements have not been material to the operating results, financial position, or cash flows.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consisted of the value received for advertisers and publishers that the Company had at the time they were acquired.  The period of benefit of having these advertisers and publishers was determined to be 3 years.  Intangible assets consisted of the following:

	As of December 31, 2011	As of December 31, 2012	As of June 30, 2013
			(Unaudited)
Publisher intangible asset	$695	$695	$695
Advertiser intangible asset	463	463	463
Total Intangible asset	1,158	1,158	1,158
Less: accumulated amortization	(386)	(772)	(965)
Net	$772	$386	$193

Amortization expense related to intangible assets was approximately $386 for each of the years ended December 31, 2011 and 2012 and $193 for the six months ended June 30, 2012 and 2013.  The estimated future amortization expense related to amortizable intangible assets for 2013 is expected to be $193 upon which the assets will be fully amortized.

NOTE 7 – MEMBER’S EQUITY

The Company has one class of authorized member units.  There were 100 units issued and outstanding as of December 31, 2011 and 2012 and June 30, 2013.

NOTE 8 – DEFINED CONTRIBUTION PLANS

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code (the “Plan”).  Participating employees may defer a percentage of their eligible pre-tax earnings up to the Internal Revenue Service’s annual contribution limit.  All full-time employees of the Company are eligible to participate in the Plan.  The Plan does not permit investment of participant contributions in the Company’s member units.  Company matching contributions to the Plan are discretionary.  The Company recorded contribution expense of $79 and $94 during the years ended December 31, 2011 and 2012, respectively and $51 and $48 for the six months ended June 30, 2012 and June 30, 2013, respectively.

NOTE 9 – SUBSEQUENT EVENTS

On June 12, 2013, the Company and Kitara Media Corp. (f/k/a Ascend Acquisition Corp.) (“Ascend”), a Delaware corporation, entered into the Merger Agreement and Plan of Organization, as amended on July 1, 2013 (“ Merger Agreement ”), by and among the Company, Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Ascend (“ Merger Sub LLC ”), Ascend Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Ascend (“ Merger Sub Inc. ”), New York Publishing Group, Inc., a Delaware corporation (“ NYPG ”), and those certain security holders of the Company and NYPG executing the “Signing Holder Signature Page” thereto, which security holders held all of the outstanding membership interests of the Company (the “ Kitara Signing Holder ”) and all of the outstanding shares of common stock of NYPG (the “ NYPG Signing Holder ” and together with the Kitara Signing Holder, the “ Signing Holders ”).

On July 1, 2013, the parties consummated the transactions contemplated by the Merger Agreement, pursuant to which (i) Merger Sub LLC merged into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of Ascend and (ii) Merger Sub Inc. merged into NYPG, with NYPG surviving the merger and becoming a wholly-owned subsidiary of Ascend.

Pursuant to the Merger Agreement, the Kitara Signing Holders received 20,000,000 shares of Ascend’s common stock in exchange for the Kitara Signing Holders transferring all its membership interests in the Company to Ascend. In addition the terms of the Merger Agreement provide for an adjustment to the merger consideration to the extent that the Company’s Closing Working Capital, as defined, is greater or less than $2,500. The amount of this adjustment, if any, has not yet been determined.